April 7, 2004






Mr. Matthew Shankle
Advance Display Technologies Inc.
7334 South Alton Way
Building 14, Suite F
Englewood, CO 80112

Dear Matt:

         Please be advised that I hereby resign from the Board of Directors of Advance Display Technologies Inc. effective today.

                                            Sincerely,

                                            /s/Stephen P. Jarchow


                                            Stephen P. Jarchow



SPJ: mg
Enc.